Exhibit 99.1

WNS Announces Fiscal 2026 First Quarter Earnings

NEW YORK, LONDON, MUMBAI; July 24, 2025 — WNS (Holdings) Limited (WNS) (NYSE: WNS), a digital-led business transformation and services company, today announced results for the fiscal 2026 first quarter ended June 30, 2025.

Highlights – Fiscal 2026 First Quarter:

GAAP Financials

•  Revenue of $353.8 million, up 9.5% from $323.1 million in Q1 of last year and up 5.2% from $336.3 million last quarter

•  Profit of $21.8 million, compared to $28.9 million in Q1 of last year and $50.8 million last quarter

•  Diluted earnings per share of $0.48, compared to $0.61 in Q1 of last year and $1.12 last quarter

Non-GAAP Financial Measures*

•  Revenue less repair payments of $339.9 million, up 8.8% from $312.4 million in Q1 of last year and up 5.2% from $323.3 million last quarter

•  Adjusted Net Income (ANI) of $46.0 million, compared to $44.0 million in Q1 of last year and $66.2 million last quarter

•  Adjusted diluted earnings per share of $1.02, compared to $0.93 in Q1 of last year and $1.45 last quarter

Other Metrics

•  Added 6 new clients in the quarter, expanded 28 existing relationships

•  Days sales outstanding (DSO) at 36 days

•  Global headcount of 66,085 as of June 30, 2025

Reconciliations of the non-GAAP financial measures discussed below to our GAAP operating results are included at the end of this release. See also “About Non-GAAP Financial Measures.”

Revenue in the first quarter was $353.8 million, representing a 9.5% increase versus Q1 of last year and an increase of 5.2% from the previous quarter. Revenue less repair payments* in the first quarter was $339.9 million, increasing 8.8% year-over-year and 5.2% sequentially. Excluding exchange rate impacts, constant currency revenue less repair payments* in the fiscal first quarter was up 7.1% versus Q1 of last year and up 2.9% sequentially. Year-over-year, revenue growth driven by new client additions, the expansion of existing relationships, our acquisition of Kipi.ai, and favorable currency movements was partially offset by headwinds from the loss of a large Healthcare client and lower volumes in the online travel segment. Sequentially, broad-based revenue growth, higher transaction volumes, our acquisition of Kipi.ai, and favorable currency movements were partially offset by the impact of annual client productivity commitments.

Profit in the fiscal first quarter was $21.8 million, as compared to $28.9 million in Q1 of last year and $50.8 million in the previous quarter. Year-over-year, profit decreased as a result of increased expenses which are excluded from ANI*, relating to acquisition costs and amortization of intangibles from our acquisition of Kipi.ai, transaction expenses related to the proposed acquisition of the company by Capgemini, and share-based compensation including statutory employment taxes and insurance. Additionally, year-over-year profit was adversely impacted by increased investments and hiring in advance of revenue ramps for large deals. These headwinds were partially offset by higher volumes and favorable currency movements. Sequentially, Q1 profit reduced as a result of a $12.2 million benefit from a facility asset sale in Q4’25, typical business seasonality driven by Q1 annual client productivity commitments and wage increases, and ongoing investments. Q1 quarter-over-quarter profit was also adversely impacted by increases in expenses which are excluded from ANI* including acquisition costs and amortization of intangibles related to the acquisition of Kipi.ai, share-based compensation including statutory employment taxes and insurance, and transaction expenses related to the proposed acquisition of the company by Capgemini. These headwinds were partially offset by higher volumes and favorable currency movements.

*	See “About Non-GAAP Financial Measures” and the reconciliations of the historical non-GAAP financial measures to our GAAP operating results at the end of this release.

Adjusted net income (ANI)* in Q1 was $46.0 million, as compared to $44.0 million in Q1 of last year and $66.2 million in the previous quarter. Explanations for the ANI* movements on a year-over-year and sequential basis are the same as described for GAAP profit above excluding changes in those items included in the ANI* definition presented in the “About Non-GAAP Financial Measures” section of our financial schedules below.

From a balance sheet perspective, WNS ended Q1 with $225.8 million in cash and investments and $266.2 million in debt. In the quarter, the company generated $29.5 million in cash from operations, incurred $14.8 million in capital expenditures, and repaid $21.1 million in debt. WNS also repurchased 1,300,000 ordinary shares at an average price of $57.98, impacting Q1 cash by $75.4 million. First quarter days sales outstanding were 36 days, as compared to 36 days reported in Q1 of last year and 34 days in the previous quarter.

“In the fiscal first quarter, WNS delivered solid growth in constant currency revenue less repair payments* of 7.1% year-over-year and 2.9% sequentially. Our acquisition of Kipi.ai contributed 2.0% and 1.5% respectively, and revenue momentum for this differentiated capability remains robust. In Q1, WNS also delivered adjusted net income* and adjusted EPS* ahead of company expectations and completed our authorized share buyback program by repurchasing 1.3 million ordinary shares,” said Keshav Murugesh, WNS’ Chief Executive Officer. “As we work toward closing the previously announced transaction with Capgemini, the WNS Board and management team are confident that this combination will better position us to address our rapidly evolving market, while unlocking new innovation and growth opportunities. Together, we are creating an industry-changing force uniting cutting edge AI and technology with deep domain and process expertise to deliver ‘Intelligent Operations’ for clients. This shared vision of our two companies, along with our shared values, will drive long-term, sustainable value for all our stakeholders including clients, employees, investors, and local communities.”

Pending Acquisition by Capgemini

On July 7, 2025, WNS (Holdings) Ltd. announced that it had entered into a definitive agreement to be acquired by Capgemini. As noted in the company’s July 11, 2025 press release, WNS will not hold a fiscal Q1 2026 conference call or provide an update to guidance for the fiscal year 2026 in light of the transaction. For further details and discussion of the company’s financial performance, please refer to WNS’ upcoming quarterly report on Form 10-Q for the quarter ended June 30, 2025, which will be filed with the SEC on or before August 8, 2025. The company also disclosed that the contract of CEO Keshav Murugesh has been extended through the earlier of August 5, 2026 or the closure of the Capgemini acquisition.

About WNS

WNS (Holdings) Limited (NYSE: WNS) is a digital-led business transformation and services company. WNS combines deep domain expertise with talent, technology, and AI to co-create innovative solutions for over 700 clients across various industries. WNS delivers an entire spectrum of solutions including industry-specific offerings, customer experience services, finance and accounting, human resources, procurement, and research and analytics to re-imagine the digital future of businesses. As of June 30, 2025, WNS had 66,085 professionals across 65 delivery centers worldwide including facilities in Canada, China, Costa Rica, India, Malaysia, the Philippines, Poland, Romania, South Africa, Sri Lanka, Turkey, the United Kingdom, and the United States. For more information, visit www.wns.com.

Safe Harbor Statement

This release contains forward-looking statements, as defined in the safe harbor provisions of the US Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations and assumptions about our Company and our industry. Generally, these forward-looking statements may be identified by the use of terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “seek,” “should” and similar expressions. These statements include, among other things, expressed or implied forward-looking statements relating to discussions of our strategic initiatives and the expected resulting benefits, our growth opportunities, industry environment, our expectations concerning our future financial performance and growth potential, including estimated capital expenditures, and expected foreign currency exchange rates. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include but are not limited to our pending acquisition by Capgemini S.E., including our expectations relating to timing and completion of the transaction, worldwide economic and business conditions, our dependence on a limited number of clients in a limited number of industries; currency fluctuations; political or economic instability in the jurisdictions where we have operations; regulatory, legislative and judicial developments; increasing competition in the BPM industry; technological innovation; our liability arising from fraud or unauthorized disclosure of sensitive or confidential client and customer data; telecommunications or technology disruptions; our ability to attract and retain clients; negative public reaction in the US or the UK to offshore outsourcing; our ability to collect our receivables from, or bill our unbilled services to our clients; our ability to expand our business or effectively manage growth; our ability to hire and retain enough sufficiently trained employees to support our operations; the effects of our different pricing strategies or those of our competitors; our ability to successfully consummate, integrate and achieve accretive benefits from our strategic acquisitions, and to successfully grow our revenue and expand our service offerings and market share; future regulatory actions and conditions in our operating areas; our ability to manage the impact of climate change on our business; and volatility of our share price. These and other factors are more fully discussed in our most recent annual report on Form 10-K and subsequent reports on Form 6-K and Form 8-

K filed with or furnished to the US Securities and Exchange Commission (SEC) which are available at www.sec.gov. We caution you not to place undue reliance on any forward-looking statements. Except as required by law, we do not undertake to update any forward-looking statements to reflect future events or circumstances.

References to “$” and “USD” refer to the United States dollars, the legal currency of the United States; references to “GBP” refer to the British pound, the legal currency of Britain; and references to “INR” refer to Indian Rupees, the legal currency of India. References to GAAP or US GAAP refer to United States generally accepted accounting principles. References to IFRS refer to International Financial Reporting Standards, as issued by the International Accounting Standards Board.

CONTACT:

Investors:	Media:

David Mackey EVP – Finance & Head of Investor Relations WNS (Holdings) Limited +1 (646) 908-2615 david.mackey@wns.com	Archana Raghuram EVP & Global Head – Marketing & Communications WNS (Holdings) Limited +91 (22) 4095 2397 archana.raghuram@wns.com ; pr@wns.com

WNS (HOLDINGS) LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, amounts in millions, except share and per share data)

	Three months ended
	Jun 30, 2025	Jun 30, 2024	Mar 31, 2025
Revenue	$353.8	$323.1	$336.3
Cost of revenue (1)	237.2	209.4	216.3

Gross profit	116.6	113.7	120.0
Operating expenses:
Selling and marketing expenses	20.9	21.5	20.0
General and administrative expenses	55.7	45.7	43.2
Foreign exchange loss/ (gain), net	(1.8)	1.0	(1.0)
Amortization of intangible assets	8.7	6.9	7.5

Operating income	33.1	38.6	50.3

Other income, net	(3.5)	(3.9)	(20.8)
Interest expense	4.4	4.4	3.6

Income before income tax expense	32.2	38.0	67.4
Income tax expenses	10.5	9.1	16.6

Net income	$21.8	$28.9	$50.8

Earnings per share
Basic	$0.50	$0.64	$1.17
Diluted	$0.48	$0.61	$1.12
Weighted average number of shares used in computing earnings per share
Basic	43,330,641	45,443,899	43,526,015
Diluted	45,238,334	47,425,017	45,525,509

(1)	Exclusive of amortization expense

WNS (HOLDINGS) LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Unaudited, amounts in millions, except share and per share data)

	As at Jun 30, 2025	As at Mar 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$100.9	$106.9
Investments	121.3	156.9
Accounts receivable, net	140.7	129.7
Unbilled revenue	119.3	108.1
Funds held for clients	9.5	7.1
Derivative assets	9.5	12.7
Contract assets	15.0	15.1
Prepaid expense and other current assets	31.7	28.3

Total current assets	548.1	564.8

Goodwill	417.5	409.6
Other intangible assets, net	117.8	122.6
Property and equipment, net	86.2	80.8
Operating lease right-of-use assets	207.7	186.8
Derivative assets	2.6	3.2
Deferred tax assets	56.0	48.7
Investments	3.6	3.6
Contract assets	59.0	58.8
Other assets	70.3	68.5

TOTAL ASSETS	$1,568.8	$1,547.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25.8	$29.2
Provisions and accrued expenses	41.1	33.4
Derivative liabilities	12.4	5.8
Pension and other employee obligations	87.3	108.2
Short-term borrowings	55.0	15.0
Current portion of long-term debt	70.1	68.7
Contract liabilities	18.3	15.8
Income taxes payable	13.9	4.6
Operating lease liabilities	28.9	28.1
Other liabilities	20.8	12.1

Total current liabilities	373.5	321.0

Derivative liabilities	3.8	1.1

Pension and other employee obligations, less current portion	26.7	24.8
Long-term debt, less current portion	141.2	159.8
Contract liabilities	19.1	18.8
Operating lease liabilities, less current portion	188.6	166.3
Other liabilities	0.1	0.1
Deferred tax liabilities	18.0	18.0

TOTAL LIABILITIES	$771.1	$709.8

Shareholders’ equity:
Share capital (ordinary shares $0.16 (£0.10) par value, authorized 60,000,000 shares; issued: 42,893,906 shares and 46,396,722 shares; each as at June 30, 2025 and March 31, 2025, respectively)	7.0	7.4
Additional paid-in capital	5.0	37.5
Retained earnings	1,049.4	1,208.0
Other reserves	2.6	2.7
Accumulated other comprehensive loss	(266.1)	(268.1)

Total shareholders’ equity including shares held in treasury	$797.8	$987.4
Less: Nil shares as at June 30, 2025 and 2,800,000 shares as at March 31, 2025, held in treasury, at cost	—	(149.7)

Total shareholders’ equity	$797.8	$837.7

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,568.8	$1,547.5

About Non-GAAP Financial Measures

The financial information in this release includes certain non-GAAP financial measures that we believe more accurately reflect our core operating performance. Reconciliations of these non-GAAP financial measures to our GAAP operating results are included below. A more detailed discussion of our GAAP results is contained in “Part II –Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K filed with the SEC on May 13, 2025.

Revenue less repair payments is a non-GAAP financial measure that is calculated as (a) revenue less (b) in our BFSI segment, payments to repair centers for “fault” repair cases where WNS acts as the principal in its dealings with the third party repair centers and its clients. WNS believes that revenue less repair payments for “fault” repairs reflects more accurately the value addition of the business process management services that it directly provides to its clients. For more details, please see the discussion in “Part II –Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K filed with the SEC on May 13, 2025.

Constant currency revenue less repair payments is a non-GAAP financial measure. We present constant currency revenue less repair payments so that revenue less repair payments may be viewed without the impact of foreign currency exchange rate fluctuations, thereby facilitating period-to-period comparisons of business performance. Constant currency revenue less repair payments is presented by recalculating prior period’s revenue less repair payments denominated in currencies other than in US dollars using the foreign exchange rate used for the latest period, without taking into account the impact of hedging gains/losses. Our non-US dollar denominated revenues include, but are not limited to, revenues denominated in pound sterling, South African rand, Australian dollar and Euro.

WNS also presents or discusses (1) adjusted operating margin, which refers to adjusted operating profit (calculated as operating profit / (loss) excluding goodwill & intangible impairment, share-based compensation expense and certain related statutory employment tax and insurance contributions, acquisition-related expenses or benefits, costs related to the exchange of ADSs to ordinary shares, costs related to change to US GAAP reporting and voluntarily filing on US domestic issuer forms with SEC, transaction expenses related to the proposed acquisition of the company by Capgemini S.E. and amortization of intangible assets) as a percentage of revenue less repair payments, (2) ANI, which is calculated as profit excluding goodwill & intangible impairment, share-based compensation expense and certain related statutory employment tax and insurance contributions, acquisition-related expenses or benefits, costs related to the termination of ADS program and listing of ordinary shares, costs related to the transition to voluntarily reporting on US domestic issuer forms, transaction expenses related to the proposed acquisition of the company by Capgemini S.E. and amortization of intangible assets and including the tax effect thereon, (3) Adjusted net income margin, which refers to ANI as a percentage of revenue less repair payments, and other non-GAAP financial measures included in this release as supplemental measures of its performance.

Acquisition-related expenses or benefits consists of transaction costs, integration expenses, employment-linked earn-out as part of deferred consideration and changes in the fair value of contingent consideration including the impact of present value thereon. WNS presents these non-GAAP financial measures because it believes they assist investors in comparing its performance across reporting periods on a consistent basis by excluding items that are non-recurring in nature and those it believes are not indicative of its core operating performance. In addition, it uses these non-GAAP financial measures (i) to evaluate the effectiveness of its business strategies and (ii) (with certain adjustments) as a factor in evaluating management’s performance when determining incentive compensation. WNS is excluding acquisition-related expenses as described above with effect from fiscal 2023 second quarter.

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for WNS’ financial results prepared in accordance with US-GAAP.

Reconciliation of revenue (GAAP) to revenue less repair payments (non-GAAP) and constant currency revenue less repair payments (non-GAAP)

	Three months ended			Three months ended Jun 30, 2025 compared to
	Jun 30, 2025	Jun 30, 2024	Mar 31, 2025	Jun 30, 2024	Mar 31, 2025
	(Amounts in millions)			(% growth)
Revenue (GAAP)	$353.8	$323.1	$336.3	9.5%	5.2%
Less: Payments to repair centers	13.9	10.7	13.0	29.8%	6.8%
Revenue less repair payments (non-GAAP)	$339.9	$312.4	$323.3	8.8%	5.2%
Exchange rate impact	0.9	5.9	8.0
Constant currency revenue less repair payments (non-GAAP)	$340.9	$318.3	$331.3	7.1%	2.9%

Reconciliation of operating income (GAAP to non-GAAP)

	Three months ended
	Jun 30, 2025	Jun 30, 2024	Mar 31, 2025
	(Amounts in millions)
Operating income (GAAP)	$33.1	$38.6	$50.3
Add: Share-based compensation expense	11.7	11.2	9.4
Add: Statutory employment tax and insurance contributions	1.3	—	—
Add: Acquisition-related expenses	4.1	0.6	2.0
Add: Costs related to the termination of ADS program and listing of ordinary shares	—	0.1	—
Add: Costs related to the transition to voluntarily reporting on US domestic issuer forms	—	0.3	—
Add: Transaction expenses related to the proposed acquisition of the company by Capgemini S.E.	2.2	—	—
Add: Amortization of intangible assets	8.7	6.9	7.5
Adjusted operating income (non-GAAP)	$61.1	$57.6	$69.3
Operating income as a percentage of revenue (GAAP)	9.4%	11.9%	15.0%
Adjusted operating income as a percentage of revenue less repair payments (non-GAAP)	18.0%	18.4%	21.4%

Reconciliation of net income (GAAP) to ANI (non-GAAP)

	Three months ended
	Jun 30, 2025	Jun 30, 2024	Mar 31, 2025
	(Amounts in millions, except per share data)
Net income (GAAP)	$21.8	$28.9	$50.8
Add: Share-based compensation expense	11.7	11.2	9.4
Add: Statutory employment tax and insurance contributions	1.3	—	—
Add: Acquisition-related expenses / (benefits), net	4.1	0.8	1.8
Add: Costs related to the termination of ADS program and listing of ordinary shares	—	0.1	—
Add: Costs related to the transition to voluntarily reporting on US domestic issuer forms	—	0.3	—
Add: Transaction expenses related to the proposed acquisition of the company by Capgemini S.E.	2.2	—	—
Add: Amortization of intangible assets	8.7	6.9	7.5
Less: Tax impact on above (1)	(3.8)	(4.1)	(3.4)
Adjusted Net Income (non-GAAP)	$46.0	$44.0	$66.2
Net income as a percentage of revenue (GAAP)	6.1%	9.0%	15.1%
Adjusted net income as a percentage of revenue less repair payments (non-GAAP)	13.5%	14.1%	20.5%
Adjusted diluted earnings per share (non-GAAP)	$1.02	$0.93	$1.45

(1)

The company applies GAAP methodologies in computing the tax impact on its non-GAAP ANI adjustments (including amortization of intangible assets, acquisition-related expenses and share-based compensation expense). The company’s non-GAAP tax expense is generally higher than its GAAP tax expense if the income subject to taxes is higher considering the effect of the items excluded from GAAP profit to arrive at non-GAAP profit.